AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       of
                             UNION INCOME FUND, INC.

         THIS IS TO CERTIFY that UNION INCOME FUND, INC., a corporation organized and existing under and by virtue of the laws of the State of Maryland, hereby amends and restates its charter to read in is entirety as follows:

         FIRST: We, the subscribers, Lincoln C. Brownell, Joseph L. Broderick and William H. Kinsey, the post office address of all of whom is 48 Wall Street, New York, N. Y., all being of full legal age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ouselves with the intention of forming a corporation.

         SECOND: NAME. The name of the corporation (which is hereinafter called the "Corporation") is

                           SELIGMAN INCOME FUND, INC.

         THIRD: PURPOSES AND POWERS. The purpose for which the Corporation is formed and the business or objects to be carried on or promoted by it are to engage in the business of holding, investing and reinvesting its funds in securities, and in connection therewith, to hold part or all of its funds in cash, to acquire by purchase, subscription, contract, exchange or otherwise, and to own, hold for investment, resale or otherwise, sell, assign, negotiate, exchange, transfer or otherwise dispose of, or turn to account or realize upon, and generally to deal in and with, all forms of stocks, bonds, debentures, notes, evidences of interest, evidences of indebtedness, warrants, and other securities, irrespective of their form, the name by which they may be described, or the character or form of the entities by which they are issued or created (hereinafter sometimes called "Securities"); and, subject to the provisions of these Articles of Incorporation, to make payment thereof by any lawful means; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such Securities, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such Securities; to acquire or become interested in any such Securities as aforesaid, irrespective of whether or not such Securities be fully paid or subject to further payments, and to make payments thereon as called for or in advance of calls or otherwise;

         And, in general, to do any or all such other things in connection with the objects and purposes of the Corporation hereinbefore set forth, as are, in the opinion of the Board of Directors of the Corporation, necessary, incidental, relative or conducive to the attainment of such objects and purposes; and to do such acts and things, and to exercise any and all such powers to the same extent as a natural person might or could lawfully do to the full extent authorized or permitted to a corporation under any laws that may be now or hereafter applicable or available to the Corporation.

         In addition, the Corporation may issue, sell, acquire through purchase, exchange, or otherwise, hold, dispose of, resell, transfer, reissue or cancel shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation.

         The foregoing matters shall each be construed as purposes, objects and powers, and none of such matters shall be in any way limited by reference to, or inference from, any other of such matters or any other Article of these Articles of Incorporation, but shall be regarded as independent purposes, objects and powers and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

         Nothing herein contained shall be construed as giving the Corporation any rights, powers or privileges not permitted to it by law.

         FOURTH: PRINCIPAL OFFICE. The post office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland. The resident agent of the Corporation is The Corporation Trust Incorporated, the post office address of which is First Maryland Building, 25 South Charles Street, Baltimore, Maryland. Said resident agent is a corporation of the State of Maryland.

         FIFTH:  CAPITAL STOCK.

         A. The total number of shares of capital stock of all classes which the Corporation has authority to issue is 500,000,000 shares of capital stock (par value $1.00 per share), amouting to an aggregate par value of $500,000,000. All such shares are intitially classified as "Common Stock." The Board of Directors of the Corporation may classify or reclassify any unissued shares of capital stock (which classes shall share ownership of specifically allocated assets but may have differing dividend, distribution, anf other rights, as hereinafter contemplated) whether or not such shares have been previously classifed or reclassified from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

         B. No holder of shares of the capital stock of the Corporation shall be entitled as such, as a matter of right, to purchase or subscribe for any part of any new or additional issue of stock or securities of the Corporation.

         C. All shares of the capital stock of the Corporation now or hereafter authorized shall be "subject to redemption" and "redeemable," in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations. In the absence of any contrary specification as to the purpose for which shares of the capital stock of the Corporation are redeemed or repurchased by it, all shares of any class so redeemed or repurchased shall thereafter have the status of authorized but unissued capital stock of the Corporation.

         D. All classes of the Common Stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights with any other shares of capital stock; provided, however, that not withstanding anything in the charter of the Corporation to the contrary:

              1. Each class of shares may be subject to such front-end sales charges as may be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc.

              2. Each class of shares may be subject to such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc.

              3. Expenses related solely to a particular class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated, which may differ amoung the various classes) shall be borne by that class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividend, distributions and liquidation rights of the shares of that class.

              4. At such time as may be determined by the Board of Directors and reflected in Articles Supplementary establishing a class, shares of a particular class shall be automatically converted to shares of another class; provided, however that such conversion shall be subject to the continuing availability of an opinion of counsel to the effect that such conversion of the shares does not constitute a taxable event under federal income tax law. The Board of Directors, in its sole discretion, may suspend any conversion provision if such opinion is no longer available.

              5. As to any matter with respect to which a separate vote of any class is required by the Investment Company Act of 1940, as amended, or by the

              Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (3) above), such requirement as to a separate vote by that class shall apply in lieu of single class voting. As to any matter that does not affect the interest of a particular class, only the holders of shares of the affected classes hall be entitled to vote.

         E. The terms of the common stock as further set by the Board of Directors are as follows:

         (a) The Common Stock of the Corporation shall have three classes of shares, which shall be designated Class A Common Stock, Class B Common Stock and Class D Common Stock. The number of authorized shares of Class A Common Stock, of Class B Common Stock and of Class D Common Stock shall each consist of the sum of x and y, where x equals the issued and outstanding shares of such class and y equals one-third of the authorized but unissued shares of Common Stock of all classes; provided that at all times the aggregate authorized number of shares of Common Stock (i.e., 500,000,000 shares of Common Stock until changed by further action of the Board of Directors in accordance with Section 2-208.1 of the Maryland General Corporation Law, or any successor provision); and, in the event application of the formula above would result, at any time, in fractional shares, the applicable number of authorized shares of each class shall be rounded down to the nearest whole number of shares of such class. Any class of Common Stock shall be referred to herein individually as a "Class" and collectively, together with any further class or classes from time to time established, as the "Classes."

         (b) All classes shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights; provided however, that notwithstanding anything in the charter of the Corporation to the contrary:

                  (1) Class A shares  may be  subject  to such  front-end  sales loads as may be established by the Board of Directors from time to time in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                  (2) Class B shares may be subject to such contingent  deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the NASD. Subject to subsection (e) below, each Class B share shall convert automatically into Class A shares on the last business day of the month that precedes the eighth anniversary of the date of issuance of such Class B share; such conversion shall be effected on the basis of the relative net asset values of Class B and Class A shares as determined by the Corporation on the date of conversion.

                  (3) Class D shares may be subject to such contingent  deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the NASD.

                  (4) Expenses related solely to a particular Class  (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated, which may differ between the Classes) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class.

                  (5) At such time as shall be  permitted  under the  Investment
              Company Act, any applicable rules and regulations thereunder and the provision of any exemptive order applicable to the Corporation, and as may be determined by the Board of Directors and disclosed in the then current prospectus of the Corporation, shares of a particular Class may be automatically converted into shares of another Class; provided, however, that such conversion shall be subject to the continuing availability of an opinion of counsel to the effect that such conversion does not constitute a taxable event under Federal income tax law. The Board of Directors, in its sole discretion, may suspend any conversion rights if such opinion is no longer available.

                  (6) As to any matter with respect to which a separate  vote of any Class is required by the Investment Company Act or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (4) above), such requirement as to a separate vote by the Class shall apply in lieu of single Class voting, and, if permitted by the Investment Company Act or any rules, regulations or orders thereunder and the Maryland General Corporation Law, the Classes shall vote together as a single Class on any such manner that shall have the same effect on each such Class. As to any matter that does not affect the interest of a particular Class, only the holders of shares of the affected Class shall be entitled to vote.

         SIXTH: DIRECTORS. The Corporation has eleven directors in office, and the names of the directors in office are as follows:

                  Lane W. Adams                      Douglas R. Nichols, Jr.
                  Fred E. Brown                      Robert G. Olmsted
                  Stanley R. Currie                  James C. Pitney
                  William McBride Love               B. W. Robertson
                  David Hunter McAlpin               Robert L. Shafer

                  John E. Merow

The number of directors in office may be changed from time to time in such lawful manner as the By-Laws of the Corporation shall provide.

         SEVENTH: PROVISIONS FOR DEFINING, LIMITING AND REGULATING THE POWERS OF THE CORPORATION, DIRECTORS AND SHAREHOLDERS.

         A. BOARD OF DIRECTORS. The Board of Directors shall have the general management and control of the business and property of the Corporation, and may exercise all the powers of the Corporation, except such as are by statute or by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the shareholders. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is hereby empowered:

                    1. To authorize the issuance and sale, from time to time, of shares of the capital stock of the Corporation, whether for cash at not less than the par value thereof or for such other consideration as the Board of Directors may deem advisable, in the manner and to the extent now or hereafter permitted by the laws of Maryland; provided, however, that the consideration (or the value thereof as determined by the Board of Directors) per share to be received by the Corporation upon the sale of any shares of its capital stock (including treasury shares) shall not be less than the net asset value (determined as provided in Article NINTH hereof) per share of suc capital stock outstanding at the time (determined by the Board of Directors) as of which the computation of such net asset value shall be made.

                    2.  To  authorize  the  execution  and  performance  by  the
              Corporation of an agreement or agreements, which may be exclusive contracts, with Seligman Distributor, Inc., a Delaware corporation, or any other person, as distributor, providing for the distribution of shares of the capital stock of the Corporation. Such agreement or agreements may provide for the charge by the Corporation of a premium over the net asset value (determined as provided in Article NINTH hereof) of such shares, which premium shall not exceed an amount equal to 9% of the sum of such net asset value plus such premium, and the payment or allowance of a commission or discount by the Corporation to such distributor, and may further provide for the reallowance by such distributor of commissions or concessions from such commission or discount; provided, however, that such commission or discount shall not exceed the amount of the aforementioned premium. Any such agreement or agreements shall provide that any such distributor may purchase shares of the capital stock of the Corporation from the Corporation only to the extent that it shall have received purchase orders therefor, that the distributor shall not make any short sales of the shares of the capital stock of the Corporation, and that the distributor shall not sell any shares of the capital stock of the Corporation to officers or directors of the Corporation, of the distributor or of any corporation or association furnishing managerial or supervisory services to the Corporation, or to any such corporation or association, unless the distributor is advised that the purchases are for investment, that the shares purchased will not be resold except through redemption or repurchase by or on behalf of the Corporation and that the purchasers will advise the distributor of any sales of shares so purchased made less than two months after the date or purchase.

                    3. To specify,  in instances  in which it may be  desirable, that shares of the capital stock of the Corporation repurchased by it are not acquired for retirement and to specify the purposes for which such shares are repurchased.

                    4. To authorize the execution and performance by the Corporation of an agreement or agreements with Seligman or any other person whereby, subject to the control of the Board of Directors, the investment and other operations of the Corporation shall be managed by Seligman or such other person.

         The Corporation may in its By-Laws confer powers on the Board of Directors in addition to the foregoing and in addition to the powers expressly conferred by statute.

         B. VOTING POWERS: At any meeting of shareholders of the Corporation each shareholder shall be entitled to one vote for every share of capital stock standing in his name on the books of the Corporation on the date, determined in accordance with the By-Laws, for the determination of shareholders entitled to vote at such meeting. Notwithstanding any provision of law requiring any action to be taken or authorized by the holders of a greater proportion than a majority of the shares of capital stock of the Corporation entitled to vote thereon, such action shall be valid and effective if taken or authorized by the affirmation vote of the holders of a majority of the shares of the capital stock of the Corporation outstanding and entitled to vote thereon.

         The presence in person or by proxy of the holders of one-third of the shares of the capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum at any meetings of the shareholders, except as otherwise provided by law.. If at any meeting of the shareholders there be less than a quorum present, the shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting, except such as might have been lawfully transacted had the meeting not been adjourned.

         C. DIVIDENDS. The Corporation shall distribute to its shareholders in the form of dividends, at such times and in such manner as the Board of Directors shall determine, in cash or in shares of capital stock or rights to subscribe toshares of capital stock of the Corporation, or in property or otherwise, amounts substantially equal to the net income of the Corporation from dividends and interest after deduction of operating expenses, taxes applicable to such income, and reserves set aside out of such income.

         In addition, the Board of Directors is empowered to distribute, from time to time, in such form as the Board of Directors may determine, additional dividends from any assets of the Corporation legally available for the payment thereof (excluding unrealized appreciation of the Corporation's assets), provided that each shareholder be notified at the time of payment of each such dividend of the account or accounts from which it was paid.

         D. INSPECTION OF BOOKS AND RECORDS. The holders of shares of the capital stock of the Corporation shall have the right to inspect the records, documents, accounts and books of the Corporation, subject to reasonable regulations of the Board of Directors, not contrary to Maryland law, as to whether and to what extent, and at what times and places, and under what conditions and regulation, such right shall be exercised.

         EIGHTH:  REDEMPTIONS AND REPURCHASES.

         A. The Corporation shall under some circumstances redeem, and may under other circumstances repurchase, shares of its capital stock as follows:

                      1. OBLIGATION OF THE CORPORATION TO REDEEM SHARES. Each holder of shares of any class shall be entitled at his option to require the Corporation to redeem all or any part of the shares of capital stock of that class owned by such holder, upon written or telegraphic request to the Corporation or its designated agent, accompanied by surrender of the certificate or certificates for such shares, or such other evidence of ownership as shall be specified by the Board of Directors, for the proportionate interest per share in the assets of the Corporation belonging to that class, or the cash equivalent thereof (being the net asset value of such shares determined as provided in Article NINTH hereof, less the amount of any applicable contingent deferred sales charge payable on such redemption), subject to and in accordance with the provisions of paragraph B of this Article.

                      2. RIGHT OF THE CORPORATION TO REPURCHASE SHARES. In addition the Board of Directors may, from time to time in its discretion, authorize the Corporation to repurchase shares of its capital stock, either directly or through an agent, subject to and in accordance with the provisions of paragraph B of this Article. The price to be paid by the Corporation upon any such repurchase shall be determined, in the discretion of the Board of Directors, in accordance with any provision of the Investment Company Act of 1940 or any rule or regulation thereunder, including any rule or regulation made or adopted pursuant to Section 22 of the Investment Company act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

                  3. REDEMPTION OF ACCOUNTS.  In addition the Board of Directors may, from time to time in its discretion, authorize the Corporation to require the redemption of all or any part of the outstanding Corporation to require the redemption of all or any part of the outstanding Shares of any Class or all or any part of the outstanding Shares of any shareholder, for the proportionate interest per Share in the assets of the Corporation belonging to that Class or shareholder, or the cash equivalent thereof (being the net asset value per Share of that Class determined as provided in Article NINTH hereof), subject to and in accordance with the provisions of paragraph B of this Article, upon the sending of written notice thereof to each shareholder any of whose Shares are so redeemed and on such terms and conditions as the Board of Directors shall deem advisable.

         B. The following provisions shall be applicable with respect to redemptions and repurchases of Shares of any Class pursuant to paragraph A hereof:

                  1. Certificates for shares of capital stock to be redeemed or repurchased shall be surrendered in proper form for transfer, together with such proof of the authenticity of signatures as may be required by resolution of the Board of Directors.

                  2. Payment of the redemption or repurchase price by the Corporation or its designated agent shall be made in cash within seven days after the time used for determination of the redemption or repurchase price, but in no event prior to delivery to the Corporation or its designated agent of the certificate or certificates for the shares of capital stock so redeemed or repurchased, or of such other evidence of ownership as shall be specified by the Board of Directors; except that any payment may be made in whole or in part in securities or other assets of the Corporation, if, in the event of the closing of the New York Stock Exchange or the happening of any event at any time prior to actual payment which makes the liquidation of Securities in orderly fashion impractical or impossible, the Board of Directors shall determine that payment in cash would be prejudicial to the best interests of the remaining shareholders of the Corporation. In making any such payment in whole or in part in Securities or other assets of the Corporation, the Corporation shall, as nearly as may be practicable, deliver Securities or other assets of a gross value (determined in the manner provided in Article NINTH hereof) representing the same proportionate interest in the Securities and other assets of the Corporation as is represented by the shares so to be paid for. Delivery of the Securities included in any such payment shall be made as promptly as any necessary transfers on the books of the several corporations whose Securities are to be delivered may be made.

                  3. The right of the holder of shares of capital stock redeemed or repurchased by the Corporation as provided in this Article to receive dividends thereon and all other rights of such holder with respect to such shares shall forthwith cease and terminate from and after the time as of which the redemption or repurchase price of such shares has been determined (except the right of such holder to receive (a) the redemption or repurchase price of such shares from the Corporation or its designated agent, in cash and/or in Securities or other assets of the Corporation, and (b) any dividend to which such holder had previously become entitled as the record holder of such shares on the record date for such dividend).

         NINTH: DETERMINATION OF NET ASSET VALUE. For the purposes referred to in Articles SEVENTH and EIGHTH hereof, the net asset value per of shares of the captital stock of the Corporation shall be determined by or pursuant to the direction of the Board of Directors in accordance with the following provisions:

         A.  Such net asset value on any day shall be computed as follows:

                  The net asset  value of each share of such stock  shall be the quotient obtained by dividing the "net value of the assets" of the Corporation by the total number of shares at the time deemed to be outstanding (including shares sold whether paid for and issued or not, and excluding shares redeemed or repurchased on the basis of previously determined values, whether paid for, received and held in treasury, or not).

                  The "net value of the assets" shall be the "gross value" after deducting the amount of all expenses incurred and accrued and unpaid as may be set up to cover taxes and any other liabilities, and such other deductions as in the opinion of the officers of the Corporation are in accordance with accepted accounting practice.

                  The  "gross  value" of the  assets  shall be the amount of all cash and receivables and the market value of all Securities and other assets held by the Corporation at the time as of which the determination is made. Securities held shall be valued at market value or, in the absence of readily available market quotations, at fair value, both as determined pursuant to methods approved by the Board of Directors and in accordance with applicable statutes and regulations.

         B. The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary or desirable in order to enable the Corporation to comply with any provision of the Investment Company Act of 1940 or any rule or regulation thereunder, including any rule or regulation made or adopted pursuant to Section 22 of the Investment Company act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

         TENTH: DETERMINATION BINDING. Any determination made by or pursuant to the direction of the Board of Directors in good faith, and so far as accounting matters are involved in accordance with accepted accounting practice, as to the amount of the assets, obligations or liabilities of the Corporation, as to the amount of the net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating any reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any Security owned or held by the Corporation, as to the market value of any Security or fair value of any other asset owned by the Corporation, as to the number of shares of the Corporation outstanding or deemed to be outstanding, as to the impracticability or impossibility of liquidating Securities in orderly fashion, as to the extent to which it is practicable to deliver the proportionate interest in the Securities and other assets of the Corporation represented by any shares redeemed or repurchased in payment for any such shares, as to the method of payment for any such shares, redeemed or repurchased, or as to any other matters relating to the issue, sale, redemption, repurchase, and/or other acquisition or disposition of Securities or shares of capital stock of the Corporation shall be final and conclusive and shall be binding upon the Corporation and all holders of shares of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) bind any person to waive compliance with any provision of the Securities Act of 1933 or the Investment Company Act of 1940 or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder, or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         ELEVENTH: AMENDMENTS. The Corporation reserves the right to take any lawful action and to make any amendment of these Articles of Incorporation, including the right to make any amendment which changes the terms of any shares of the capital stock of the Corporation of any class now or hereafter authorized by classification, reclassification, or otherwise, and to make any amendment authorizing any sale, lease, exchange or transfer of the property and assets of the Corporation as an entirety, or substantially as an entirety, with or without its good will and franchise, if a majority of all the shares of capital stock of the Corporation at the time issued and outstanding and entitled to vote, vote in favor of any such action or amendment, or consent thereto in writing, and reserves the right to make any amendment of these Articles of Incorporation in any form, manner or substance now or hereafter authorized or permitted by law. Shareholders shall be advised of the adoption of any and all amendments to these Articles of Incorporation by statements in the regular financial report, or by other communication, issued as of the close of the quarter in which such amendments were adopted.

         TWELFTH: LIABILITY. A director or officer of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director or Officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940 as currently in effect or as the same may hereafter be amended).

         No amendment, modification or repeal of this Article Twelfth shall adversely affect any right or protection of a Director or Officer that exists at the time of such amendment, modification or repeal.

         THIRTEENTH: INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940 as currently in effect or as the same may hereafter be amended) any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director, Officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a Director, Officer or employee. To the fullest extent permitted by law (including the Investment Company Act of 1940 as currently in effect or as the same may hereafter be amended), expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, Officer or employee as provided above. No amendment of this Article Thirteenth shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article Thirteenth, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a Director, Officer or employee of the Corporation which imposes duties on, or involves services by, such Director, Officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

                                     * * * *

         The  foregoing   amendment  and  restatement  of  the  charter  of  the
Corporation has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

         IN WITNESS WHEREOF, UNION INCOME FUND, INC. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President, witnessed by its Secretary, and the said officers of the Corporation further also acknowledged said instrument to be the corporate act of the Corporation and stated under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects, all on April 23, 1982.

                                                 UNION INCOME FUND, INC.

                                           By:  /s/  Ronald T. Schroeder
                                              ----------------------------
                                                     Ronald T. Schroeder
                                                     President

Witness:


  /s/  Carl J. White
------------------------
      Carl J. White, Secretary